Shire plc Corporate Headquarters: 5 Riverwalk Citywest Business Campus Dublin 24 Ireland

www.shire.com

To:	Barclays Bank Plc (as Agent)

From:	Shire plc (as Parent Company)

Dated:	18 February 2014

Shire PLC - US$ 2,600,000,000 Term Facilities Agreement
dated 11 November 2013 (the “Agreement”)

1.	We refer to the Agreement. Terms defined in the Agreement have the same meaning in this letter unless given a different meaning in this letter.

2.	We refer to Clause 7.2 (Voluntary cancellation).

(a)	The Parent company requests the voluntary cancellation of US$350,000,000.00 (Three hundred and fifty million US dollars) of Available Facility under Facility A.

(b)	The effective date of such cancellation is 21 February 2014.

3.	This letter may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this letter.

4.	This letter and any non-contractual obligations arising out of or in connection with it are governed by English law.

5.	This letter has been entered into on the date stated at the beginning of this letter.

6.	This letter is irrevocable.

/s/ Thomas Greene

Shire plc

By: Tom Greene

/s/ Simon Deaves

Barclays Bank Plc

By: Simon Deaves

Incorporated and registered In Jersey No. 99854
Registered Office: Shire plc, 22 Grenville Street, St Heller, Jersey JE-4 8PX